UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 15, 2005

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

Two NorthShore Center, Pittsburgh, PA     15212-5851
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (412) 442-8200

Item 2.02 Results of Operations and Financial Condition

On November 15, 2005, Matthews International Corporation (the “Company”) issued a press release announcing its earnings for fiscal year 2005. A copy of the press release is attached hereto as Exhibit 99.1.

Additionally, in its November 16, 2005 conference call conducted to discuss fiscal 2005 earnings, the Company reported that it currently expects to achieve diluted earnings per share in the range of $2.10 and $2.15 for fiscal 2006.

Item 5.02(d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 15, 2005, the Board of Directors of Matthews International Corporation elected Joseph C. Bartolacci to the Matthews Board of Directors, effective November 15, 2005. A copy of the press release is attached hereto as Exhibit 99.2.

The Company intends to nominate Mr. Bartolacci for re-election by the shareholders at the Company’s February 2006 annual meeting of shareholders. Mr. Bartolacci is expected to become a member of the Executive Committee of the Board of Directors upon such re-election.

Mr. Bartolacci was appointed President and Chief Operating Officer of Matthews effective September 1, 2005.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release, dated November 15, 2005, issued by Matthews International Corporation.
99.2	Press Release, dated November 16, 2005, issued by Matthews International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

Date: November 17, 2005